Exhibit 10.2

Incentive Stock Option Agreement

INCENTIVE STOCK OPTION AGREEMENT

Under the Emisphere Technologies, Inc.

2007 Stock Award and Incentive Plan

THIS AGREEMENT dated as of the 13th day of September, 2012, between Emisphere Technologies, Inc., a Delaware Corporation (the “Company”), and Alan L. Rubino (the “Optionee”).

W I T N E S S E T H:

The Company and Optionee are party to that certain Employment Agreement, dated on or about the date hereof (the “Employment Agreement”), pursuant to which the Company has employed Optionee subject to the terms and condition thereof;

In connection with the Optionee’s employment with the Company, the Company desires to grant to Optionee certain stock options, on the the terms and conditions hereinafter set forth.

In consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties hereto agree as follows:

1. Grant of Stock Option.

Subject to the provisions of this Agreement and to the provisions of the Emisphere Technologies, Inc. 2007 Stock Award and Incentive Plan (the “Plan”), the Company hereby grants to the Optionee as of SEPTEMBER 13, 2012 (the “Grant Date”) the right and option (the “Stock Option”) to purchase two million (2,000,000) shares of common stock of the Company, par value $.01 per share (“Common Stock”), which shares shall become vested and exercisable according to the schedule and at the exercise price set forth in Section 2 hereof. The Stock Option is intended to qualify as an Incentive Stock Option, within the meaning of Section 422 of the Internal Revenue Code, as amended (the “Code”). Unless earlier terminated pursuant to the terms of this Agreement, the Stock Option shall expire on the tenth (10th) anniversary of the date hereof. Unless otherwise specified, capitalized terms not defined herein shall have the meaning set forth in the Plan.

The Company cannot guarantee that the special tax treatment described in Section 422 of the Code will apply and may subject the Optionee to alternative minimum tax. The Optionee is advised to consult with his personal tax advisor to determine his or her respective tax consequences. For example, if the Optionee sells the Common Stock acquired pursuant to the exercise of the Stock Option either within two years after the date of this Agreement or within one year after the date the Stock Option (or any part thereof) is exercised, this special tax treatment will not apply.

Incentive Stock Option Agreement

If the Stock Option (or any part thereof) does not qualify for Incentive Stock Option treatment for any reason, then, to the extent of such nonqualification, the Stock Option (or such portion thereof) shall be treated as a Nonqualified Stock Option granted under the Plan, provided that the Stock Option (or such portion thereof) otherwise satisfies the terms and conditions of the Plan generally relating to Nonqualified Stock Options.

2. Vesting and Exercisability of the Stock Option.

(a) Vesting. Subject to remaining employed by the Company through the following dates, the Stock Option shall become vested and exercisable as follows:

Date	Number of Shares Vested	Exercise Price
January 1, 2013	500,000	$0.09 per share, the closing price of the Common Stock on the Grant Date
September 13, 2014	500,000	$0.25 per share
September 13, 2015	500,000	$0.75 per share
September 13, 2016	500,000	$1.00 per share

Upon the Optionee’s termination of employment for any reason, the portion of the Stock Option that is not vested as of such date, subject to and in accordance with the provisions of this Section 2, shall cease vesting and terminate immediately.

(b) Acceleration upon Change in Control. In the event that, within six (6) months of a Change in Control, the Optionee’s employment with the Company is (A) terminated without Cause (as defined in the Employment Agreement) by the Company, or (B) is terminated by the Optionee for Good Reason (as defined in the Employment Agreement), any unvested portions of this Stock Option shall immediately vest and remain exercisable for the remainder of the originally scheduled term. For the purposes of this Agreement, a “Change in Control” means: (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than any individual, entity or group which, as of the date of this Agreement, beneficially owns more than ten percent (10%) of the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the then Outstanding Company Common Stock; provided, however, that any acquisition by the Company or its subsidiaries, or any employee benefit plan (or related trust) of the Company or its subsidiaries of 50% or more of Outstanding Company Common Stock shall not constitute a Change in Control; and provided, further, that any acquisition by an entity with respect to which, following such acquisition, more than 50% of the then outstanding equity interests of such entity, is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock immediately prior to such

Incentive Stock Option Agreement

acquisition of the Outstanding Company Common Stock, shall not constitute a Change in Control; or (b) the consummation of (i) a reorganization, merger or consolidation (any of the foregoing, a “Merger”), in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock immediately prior to such Merger do not, following such Merger, beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock of the corporation resulting from Merger, or (ii) the sale or other disposition of all or substantially all of the assets of the Company, excluding (a) a sale or other disposition of assets to a subsidiary of the Company; and (b) a sale or other disposition of assets to any individual, entity or group which, as of the date of this Agreement, beneficially owns more than ten percent (10%) of the then Outstanding Company Common Stock.

3. Method of Exercise of the Stock Option.

(a) The portion of the Stock Option as to which the Optionee is vested shall be exercisable by delivery to the Company of a written or electronic notice stating the number of whole shares to be purchased pursuant to this Agreement and accompanied by payment of the full purchase price of the shares of Common Stock to be purchased. Fractional share interests shall be disregarded except that they may be accumulated.

(b) The exercise price of the Stock Option shall be paid: (i) in cash or by certified check or bank draft payable to the order of the Company; (ii) by exchange of shares of unrestricted Common Stock of the Company already owned by the Optionee (that have been held by the Optionee for six (6) months prior to exercise or which were acquired in the open market) and having an aggregate Fair Market Value equal to the aggregate purchase price, provided, that the Optionee represents and warrants to the Company that the Optionee has held the shares of Common Stock free and clear of liens and encumbrances and has held the shares for at least six (6) months prior to exercise or that such shares were acquired in the open market; (iii) by delivering, along with a properly executed exercise notice to the Company, a copy of irrevocable instructions to a broker to deliver promptly to the Company the aggregate exercise price and, if requested by the Optionee, the amount of any applicable federal, state, local or foreign withholding taxes required to be withheld by the Company, provided, however, that such exercise may be implemented solely under a program or arrangement established and approved by the Company with a brokerage firm selected by the Company; or (iv) by any other procedure approved by the Committee, or by a combination of the foregoing.

4. Termination of Employment Other Than Due to Death or Disability.

(a) Except as provided in Section 2(b) above with regard to a Change of Control, Section 4(b) below with regard to the Optionee’s termination of employment for Cause or following an event that would be grounds for a termination of employment for Cause, and Section 5 below with regard to the Optionee’s termination of

Incentive Stock Option Agreement

employment due to death or Disability, in the event of the Optionee’s termination of employment, the portion of the Stock Option, if any, which is exercisable at the time of such termination may be exercised prior to the first to occur of (a) the expiration of the ninety day (90) period which commences on the date of termination or (b) the expiration date of the Stock Option.

(b) In the event of the Optionee’s termination of employment for Cause (as defined in the Employment Agreement), the Optionee’s entire Stock Option (whether or not vested) shall be forfeited and canceled in its entirety upon such termination of employment.

(c) Nothing in this Agreement or the Plan shall confer upon the Optionee any right to continue in the employ of the Company or any of its subsidiaries or affiliates or interfere in any way with the right of the Company or any such subsidiaries or affiliates to terminate the Optionee’s employment at any time.

5. Death or Disability of Optionee.

In the event of the Optionee’s termination of employment due to death (or, in the event of the Optionee’s death following termination of employment while the Stock Option remains exercisable) the portion of the Stock Option, if any, which is exercisable at the time of death may be exercised by the Optionee’s estate or by a person who acquired the right to exercise such Stock Option by bequest or inheritance or otherwise by reason of the death of the Optionee at any time prior to the first to occur of (a) twelve (12) months after the date of death or (b) the expiration date of the Stock Option. In the event of the Optionee’s termination of employment due to Disability (as defined in the Employment Agreement), the portion of the Stock Option, if any, which is exercisable at the time of such termination of employment for Disability may be exercised by the Optionee or the Optionee’s guardian or legal representative at any time prior to the first to occur of (a) twelve (12) months after such termination of employment or (b) the expiration date of the Stock Option.

6. Nontransferability of the Stock Option.

The Stock Option is non-transferable by the Optionee other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and the Stock Option may be exercised, during the lifetime of the Optionee, only by the Optionee or by the Optionee’s guardian or legal representative or any transferee described above.

Incentive Stock Option Agreement

7. Rights as a Stockholder.

An Optionee or a transferee of the Stock Option shall have no rights as a stockholder with respect to any shares covered by such Stock Option until the date when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date a stock certificate is issued, except as provided in the Plan.

8. Adjustment in the Event of Change in Stock.

In accordance with Section 10(c) of the Plan, in the event of any change in Corporate capitalization (including, but not limited to, a change in the number of shares of Common Stock outstanding), and the number and kind of shares subject to the Stock Option and/or the exercise price per share will be adjusted. The determination of the Committee regarding any adjustment will be final and conclusive.

9. No Guarantee of Continued Service.

OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING THE EMPLOYMENT OR BUSINESS RELATIONSHIP AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING ENGAGED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.

10. Other Restrictions.

The exercise of the Stock Option shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body or (iii) an agreement by the Optionee with respect to the disposition of shares of Common Stock is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in any such event, such exercise shall not be effective unless such listing, registration, qualification, consent, or approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

Incentive Stock Option Agreement

The Company may, but will in no event be obligated to, register any securities issuable upon the exercise of all or any portion of the Stock Option pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other affirmative action in order to cause the exercise of the Stock Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. The certificates representing shares issued to Optionee hereunder shall bear such legends as Company determines appropriate referring to restrictions on the transfer of such shares imposed by this Agreement and such other legends as are required or appropriate under applicable law.

11. Disqualifying Disposition. The Optionee agrees and covenants that if he disposes of any of the Common Stock in a “disqualifying disposition,” as described in Section 422 of the Code, he will immediately contact the Company to inform it of such event.

12. Taxes and Withholding.

No later than the date of exercise of the Stock Option granted hereunder, the Optionee shall pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of such Stock Option and the Company shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to the Optionee, federal, state and local taxes of any kind required by law to be withheld upon the exercise of such Stock Option. The Optionee should consult with a tax advisor before exercising this Option or disposing of the Shares to obtain advice as to the consequences of such exercise or disposition.

13. Notices.

All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by facsimile, overnight courier, or registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Optionee, at the address provided on the signature page hereto.

If to the Company:

Attn: Michael R. Garone, Chief Financial Officer

Emisphere Technologies, Inc.

240 Cedar Knolls Road, Suite 200

Cedar Knolls, NJ 07927

Telephone: (973) 532-8000

Facsimile: (973) 532-8121

Incentive Stock Option Agreement

or to such other address or facsimile number as any party shall have furnished to the other in writing in accordance with this Section 13. Notice and communications shall be effective when actually received by the addressee.

14. Effect of Agreement.

Except as otherwise provided hereunder, this Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company, and to any transferee or successor of the Optionee pursuant to Section 6.

15. Laws Applicable to Construction.

The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without reference to principles of conflict of laws, as applied to contracts executed in and performed wholly within the State of Delaware.

16. Severability.

The invalidity or enforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If the final judgment of a court of competent jurisdiction declares that any provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power, and is hereby directed, to reduce the scope, duration or area of the provision, to delete specific words or phrases and to replace any invalid or unenforceable provision with a provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable provision and this Agreement shall be enforceable as so modified.

17. Conflicts and Interpretation.

This Agreement is subject to all the terms, conditions and provisions of the Plan. In the event of any conflict between this Agreement and the Plan, the Plan shall control. In the event of any ambiguity in this Agreement, any term which is not defined in this Agreement, or any matters as to which this Agreement is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Committee has the power, among others, to (i) interpret the Plan, (ii) prescribe, amend and rescind rules and regulations relating to the Plan and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan.

18. Headings.

The headings of Sections herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Agreement.

Incentive Stock Option Agreement

19. Amendment.

This Agreement may not be modified, amended or waived except by an instrument in writing signed by both parties hereto. The waiver by either party of compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

20. Term.

The term of this Agreement is ten years from the Grant Date, unless terminated prior to such date in accordance with the provisions herein.

21. Counterparts.

This Agreement may be executed in counterparts, which together shall constitute one and the same original.

[signature page follows]

Incentive Stock Option Agreement

IN WITNESS WHEREOF, as of the date first above written, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer and the Optionee has hereunto set the Optionee’s hand.

EMISPHERE TECHNOLOGIES, INC.

/s/ Michael R. Garone
By: Michael R. Garone
Title: Chief Financial Officer

OPTIONEE:

/s/ Alan L. Rubino
Alan L. Rubino

Address:	210 Oldchester Road
Essex Fells, NJ 07021